UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 15, 2019

Hibbett Sports, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-20969	20-8159608
(State of Incorporation)	(Commission	(IRS the Company
	File Number)	Identification No.)

2700 Milan Court
Birmingham, Alabama  35211
(Address of principal executive offices)

(205) 942-4292
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	HIBB	NASDAQ Global Select Market

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2019, the Board of Directors (Board) of Hibbett Sports, Inc. (Company) appointed Dorlisa K. Flur and Lorna E. Nagler to the Board, effective immediately.  The appointments of Ms. Flur and Ms. Nagler as directors were part of a corporate governance change approved by the Board that increased the size of the Board of Directors from eight directors to ten directors.  Following these appointments, four directors are serving as Class I directors, three directors are serving as Class II directors and three directors are serving as Class III directors.

Ms. Flur and Ms. Nagler will each serve as Class I directors until the Company’s annual meeting of stockholders to be held in 2021 and until their successors are duly elected and qualified.  In addition, Ms. Flur was appointed to serve as a member of the Audit Committee and Ms. Nagler was appointed to serve as a member of the Compensation Committee.

There was no arrangement or understanding between Ms. Flur and any other person, or between Ms. Nagler and any other person, in connection with their respective appointments to the Board of Directors. There have been no transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant and in which Ms. Flur and Ms. Nagler, or any member of their immediate families, had, or will have, a direct or indirect material interest.

All non-employee directors of the Company currently receive an annual retainer of $70,000.  Ms. Flur and Ms. Nagler will each receive a pro rata portion of the annual retainer for her service during the remainder of fiscal year 2020.  Under the 2012 Non-Employee director Equity Plan (2012 Plan), Board members also currently receive, upon election, an equity award with a value of $75,000 in the form of stock options to purchase shares of our common stock or restricted stock units and, as an annual grant, an equity award with a value of $100,000 in any form allowed under the 2012 Plan, for each full year of service, pro-rated for directors who serve less than a full fiscal year.  Ms. Flur and Ms. Nagler will each receive the full $75,000 grant upon election and a pro rata portion of the $100,000 annual grant for their services during the remainder of fiscal year 2020.  Ms. Flur and Ms. Nagler will also be eligible to participate in the 2015 Director Deferred Compensation Plan which allows each non-employee director to defer all or a portion of their Board fees into cash, stock units or stock options annually on a calendar year basis.

Item 7.01.  Regulation FD Disclosures.

On July 16, 2019, the Company issued a press release announcing the expansion of the Board and the appointment of Ms. Flur and Ms. Nagler to the Company’s Board of Directors.  A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  It may be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 only if such subsequent filing specifically references this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 is furnished pursuant to Item 7.01 and shall not be deemed to be “filed”.

Exhibit No.	Description
99.1	Press Release Dated July 15, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTS, INC.

	By:	/s/ Christine S. Skold
Christine S. Skold
July 16, 2019		Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release Dated July 15, 2019